SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

COGNOS INCORPORATED

(Exact name of registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

0-16006	98-0119485
(Commission File Number No.)	(IRS Employer Identification No.)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada
K1G 4K9

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 15, 2006, Cognos Incorporated (“Cognos”) announced the appointment of Leslie J. Rechan as its Chief Operating Officer. In connection with the appointment, Cognos and Mr. Rechan have entered into an employment agreement effective as of May 15, 2006 and an associated offer letter dated May 1, 2006 and signed by Mr. Rechan on May 9, 2006 (collectively, the “Agreements”).

Pursuant to the Agreements, Mr. Rechan will be paid a base salary of US$375,000 and be eligible for an annual bonus targeted at US$375,000. The actual bonus pay out will depend on corporate and individual performance and may be less than or exceed the target amount. Mr. Rechan will also be paid a one-time signing bonus of US$250,000 which Mr. Rechan must repay, on a pro-rated basis, if he voluntarily leaves Cognos or is terminated for “Just Cause” (as defined in the Agreements) prior to the second anniversary of his start date. Mr. Rechan will also receive two (2) years of tax protection to cover additional tax Mr. Rechan may incur as a result of working in Canada (compared to California) to a maximum of CDN$105,000 in each of the first two years, as well as relocation assistance.

Mr. Rechan will receive a stock option award for 250,000 shares of Cognos common stock which will be granted outside of the Cognos Incorporated 2003-2008 Stock Option Plan (“2003 Plan”). The options have been approved by the Human Resources and Compensation Committee of the Board of Directors and will be granted on the third (3rd) trading day following the next release of Cognos financial results (“Award Date”). Options will (i) have a strike price of the closing market price on the day preceding the Award Date; (ii) vest equally over the first four (4) anniversaries of the Award Date and (iii) expire on the sixth (6th) anniversary of the Award Date. The option grant is being made outside the 2003 Plan as an inducement for Mr. Rechan to join Cognos. Currently there are insufficient shares available under the 2003 Plan to grant this award and to meet the other option award requirements of Cognos.

Mr. Rechan will also receive an award of 70,000 restricted share units (“RSUs”) pursuant to the 2002-2015 Restricted Stock Unit Plan (“RSU Plan”). Each RSU is exchangeable for one (1) share of Cognos common stock upon vesting. RSUs will vest as follows:

(a)	45,000 will vest on the Award Date which immediately follows Cognos release of financial results which report revenues in excess of a specified revenue threshold (“RSU Triggering Threshold”). If the specified threshold is not attained before the fifth (5th) anniversary of the RSU grant, these RSUs will expire on that date, and

(b)	25,000 will vest on the fourth (4th) anniversary of the RSU grant unless the RSU Triggering Threshold is earlier attained, in which case the 25,000 RSUs will vest at the same time as the 45,000 RSUs in (a).

The term of Mr. Rechan’s employment is indefinite, subject to termination as provided in the Agreements. Cognos may terminate Mr. Rechan for Just Cause without notice or compensation in lieu of notice, except for unpaid base salary, vacation already earned and reasonable unpaid expenses. If Mr. Rechan’s employment is terminated by Cognos without Just Cause or by Mr. Rechan for “Good Reason” (as defined in the Agreements), Mr. Rechan is entitled to a lump-sum amount equal to twenty-four (24) months of base salary and target bonus and to a continuation of his benefits (to the extent permitted by carriers) and other entitlements (including continued vesting of rights under equity-based plans such as stock options and restricted stock) for the same twenty-four (24) month period (“Severance Period”). If the RSUs have not vested on or before the end of the Severance Period, a pro-rata number of the 45,000 RSUs in paragraph (a) will be eligible for vesting if an adjusted RSU Triggering Threshold has been achieved at the time of termination and a pro-rata number of the 25,000 RSUs in paragraph (b) will also vest.

If Cognos terminates Mr. Rechan’s employment without Just Cause or Mr. Rechan terminates his employment for Good Reason on or within twenty-four (24) months following a “Change of Control” (as defined in the Agreements), Mr. Rechan’s entitlements or rights pursuant to any equity-based plans will automatically become vested and exercisable in accordance with the applicable plan. This automatic vesting will also occur if Mr. Rechan is terminated by Cognos prior to a Change of Control but after Cognos and an “Acquiror” (as defined in the Agreements) have commenced negotiations and “Discussions” (as defined in the Agreements) which result in a Change in Control and due diligence has commenced.

Mr. Rechan has agreed, during his employment with Cognos and following his termination, to a twelve (12) month non-compete period, a twenty-four (24) month non-solicitation period in respect of Cognos employees and customers, and a twelve (12) month non-disparagement provision.

The above is a summary description of the terms of the Agreements which by its nature is not complete. The full text of the Agreements is included as Exhibits 10.46 and 10.47 to this Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 15, 2006, Cognos announced in a press release the appointment of Leslie J. Rechan, 44, as its Chief Operating Officer effective as of May 15th. A copy of the press release is furnished as Exhibit 99.1 of this Form 8-K.

Mr. Rechan joins Cognos with over twenty (20) years of industry experience; including senior positions with Siebel Systems, Inc./Oracle Corporation, Cadence Design Systems, Inc., Onyx Software Corporation and IBM. From 2004 to 2006, Mr. Rechan held senior positions at Siebel/Oracle in San Mateo, California, including as Senior Vice-President and Global General Manager, CRM Strategy, Senior Vice-President and General Manager, Americas and Senior Vice-President and General Manager, Global Manufacturing and Distribution Industries. From 2003 to 2004, Mr. Rechan was Senior Vice-President and General Manager, North America at Cadence. From 2001 to 2002, Mr. Rechan was President and Chief Operating Officer at Onyx. Each of Siebel/Oracle, Cadence and Onyx, among other things, develops and licenses software.

Mr. Rechan does not have any family relationships at Cognos and, other than the Agreements on the terms described in Item 1.01 hereof and attached hereto as Exhibits 10.46 and 10.47, has no related party interest as contemplated by Item 404(a) of Regulation S-K.

Effective May 15, 2006, Mr. Anthony Sirianni will act as Senior Vice-President, North American Field Operations, reporting to Mr. Rechan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED
(Registrant)

Dated: May 15, 2006	By: /s/ Tom Manley
Tom Manley
Senior Vice President, Finance &
Administration and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page

10.46	Offer Letter for Leslie J. Rechan dated as of May 1, 2006 and signed on May 9, 2006	6

10.47	Employment Agreement for Leslie J. Rechan dated as of May 9, 2006 and effective as of May 15, 2006	11

99.1	Press Release of Cognos dated May 15, 2006 announcing the appointment of Leslie J. Rechan	25

5